VU1 CORPORATION

2007 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of this 2007 Stock Incentive Plan (the “Plan”) is to enhance the long-term stockholder value of Vu1 Corporation, a California corporation (the “Company”), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2.  DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information, trade secrets or other intellectual property, or conviction or confession (including a plea of no contest) of a crime punishable by law (except minor violations), or conduct that adversely affects the Company’s business or reputation, in each case as determined by the Plan Administrator in its sole discretion, and its determination as to whether an action constitutes Cause shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Company common stock, no par value per share.

“Corporate Transaction” means any of the following events:

(a)           Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

(b)           Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or

(c)           Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

“Disability” means “disability” as that term is defined for purposes of Section 22(e)(3) of the Code.  As of the date of adoption of this Plan, such terms means the inability to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Employee” means any person, including officers and directors, employed by the Company (or one of its parent corporations or subsidiary corporations), with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Plan Administrator in its discretion, subject to any requirements of the Code.  For purposes of this provision, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be the fair market value of the Common Stock, as of any date, as determined by the Plan Administrator as follows:

 (a)           if the Common Stock is listed on any established stock exchange or a national market system, or quoted on a quotation system, including the OTC Bulletin Board, the Fair Market Value shall be the closing sales price for such stock (or if no sales were reported, the closing sales price on the date of determination, as quoted on such system or exchange, or the system or exchange with the greatest volume of trading in Common Stock, on the date of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

 (b)           In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Administrator.

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

“Holder” means (a) the person to whom an Award is granted, (b) for a Holder who has died, the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10, or (c) the person(s) to whom an Award has been transferred in accordance with Section 10.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Plan Administrator” means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

“Restricted Stock” means shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means an Award granted under Section 9.

“Subsidiary” means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

“Successor Corporation” has the meaning set forth under Section 11.2.

SECTION 3.  ADMINISTRATION

3.1           Plan Administrator.  The Plan shall be administered by the Board, or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board.  For so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code, (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act, and (c) any requirements as to “independent directors” pursuant to rules of any securities exchange on which the Common Stock is quoted or listed for trading.  The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2           Administration and Interpretation by the Plan Administrator.  Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any document, agreement or instrument that evidences the Award.  The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration.  The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.  The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3           Replacement of Options.  Without limiting the authority granted to the Plan Administrator under Section 3.2, the Plan Administrator, in its sole discretion, shall have the authority, among other things, to (a) grant Options subject to the condition that Options previously granted at a higher or lower exercise price under the Plan be canceled or exchanged in connection with such grant (the number of shares covered by the new Options, the exercise price, the term and the other terms and conditions of the new Option, shall be determined in accordance with the Plan and may be different from the provisions of the canceled or exchanged Options), and (b) amend or modify outstanding and unexercised Options, with the consent of the Holder, to, among other things, reduce the exercise price per share, establish the exercise price at the then-current Fair Market Value or accelerate or defer the exercise date, vesting schedule or expiration date of any Option.

SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1           Authorized Number of Shares.  Subject to adjustment from time to time as provided in Section 11.1, a maximum of [20,000,000 twenty million ]shares of Common Stock shall be available for issuance under the Plan.  Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2           Reuse of Shares.  Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan.

SECTION 5.  ELIGIBILITY

Awards may be granted under the Plan to those Employees, officers and directors of the Company and its Subsidiaries as the Plan Administrator from time to time selects.  Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries, as the Plan Administrator from time to time selects.  In granting Awards to consultants, agents, advisors and independent contractors, the Plan Administrator shall give consideration to the requirements set forth in the instructions to the use of Form S-8 registration statement under the Securities Act.  A member of the Board may be eligible to participate in or receive or hold Awards under this Plan; provided, however, that no member of the Board shall vote with respect to the granting of an Award to himself or herself.

SECTION 6.  AWARDS

6.1           Form and Grant of Awards.  The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan.  Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards.  Awards may be granted singly or in combination.  An eligible person may receive one or more grants of Awards as the Plan Administrator shall from time to time determine, and such determinations may be different as to different Holders and may vary as to different grants, even when made simultaneously.

6.2           Number of Shares.  The maximum number of shares that may be issued pursuant to the grant of an Award shall be as established by the Plan Administrator.

6.3           Acquired Company Awards.  Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”).  In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Holders.

SECTION 7.  AWARDS OF OPTIONS

7.1           Grant of Options.  The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2           Option Exercise Price.  The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3           Term of Options.  The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4           Vesting / Exercisability of Options.  The Plan Administrator shall establish and set forth in each agreement that evidences an Option the time at which or the installments in which, if any, the Option shall vest and become exercisable.  In the absence of a defined vesting schedule in the agreement evidencing the Option, the Option covered by such agreement will vest and become exercisable ratably over 36 (thirty-six) months from the date of grant.  The Plan Administrator, in its absolute discretion, may waive or accelerate any vesting requirement contained in outstanding and unexercised Options.

7.5           Exercise of Options.  Options shall be exercised in accordance with the following terms and conditions:

 (a)           Procedure.  To the extent that an Option has vested and is currently exercisable, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full of the exercise price.  The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).  Only whole shares shall be issued pursuant to the exercise of any Option.

 (b)           Payment of Exercise Price.

   (1)           The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares being purchased.  Such consideration must be paid in any combination of cash and/or bank-certified or cashier’s check (or personal check if determined acceptable by the Plan Administrator in its sole discretion), either at the time the Option is granted or within three days after notice of exercise is tendered to the Company.

   (2)           In addition, to the extent permitted by the Plan Administrator in its sole discretion, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by (y) delivery of a full-recourse promissory note or (z) such other consideration as the Plan Administrator may permit.  The terms of any such promissory note, including the interest rate, terms of and security for repayment, and maturity, will be subject to the Plan Administrator’s discretion.  Any such promissory note shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

   (3)           For so long as the Common Stock is registered under Section 12 of the Exchange Act, then, to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations) and unless the Plan Administrator determines otherwise, an Option also may be exercised by (a) delivery of shares of Common Stock (which shares, if tendered by an affiliate of the Company, shall have been held by the Holder for at least six months) having a Fair Market Value equal to the aggregate exercise price (such payment in stock may occur in the context of a single exercise of an option or successive and simultaneous exercises, sometimes referred to as “pyramiding,” which provides that, rather than physically exchanging certificates for a series of exercises, bookkeeping entries will be made pursuant to which the Holder is permitted to retain his existing stock certificate and a new stock certificate is issued for the net shares), or (b) delivery of a properly executed exercise notice together with irrevocable instructions to (i) a brokerage firm acceptable to the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with such exercise, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the requirements of the Federal Reserve Board.

7.6           Rights as Stockholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to shares of Common Stock acquired on exercise of an Option, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly upon proper exercise of the Option and payment in full of the aggregate exercise price.  In the event that the exercise of an Option is treated in part as the exercise of a Nonqualified Stock Option (pursuant to the provisions of Section 8.1), the Company shall issue a stock certificate evidencing the shares treated as acquired upon the exercise of an Incentive Stock Option and a separate stock certificate evidencing the shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its stock transfer records.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of this Plan.

7.7           Post-Termination Exercises.  The Plan Administrator shall establish and set forth in each agreement that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

 (a)           Termination other than Death, Disability or Cause.  In case of termination of the Holder’s employment or services other than by reason of death, Disability or Cause, the Holder may exercise his or her Options at any time prior to the expiration of three months after the date the Holder ceases to be an Employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of such termination.  A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services.  The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

 (b)           Disability.  In case of termination of the Holder’s employment or services by reason of the Holder’s Disability, the Holder (or personal representative) may exercise his or her Options at any time prior to the expiration of one year after the date of such termination (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of such termination.

 (c)           Death.  In the event of the death of a Holder, any Options held may be exercised at any time on or prior to the expiration of one year after the date of death (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of his or her death, and only by the Holder’s personal representative (if then subject to administration as part of the Holder’s estate) or by the person(s) to whom the Holder’s rights under the Option shall have passed by will or by the applicable laws of descent and distribution or by Holder’s Permitted Transferee.

 (d)           Cause.  In case of termination of the Holder’s employment or services for Cause, all Options held by Holder or his or her Permitted Transferee shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise.  If a Holder’s employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

7.8           Waiver or Extension of Time Periods.  The Plan Administrator shall have the authority, prior to or within the times specified in this Section 7 for the exercise of any such Option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option.  In addition, the Plan Administrator may modify or eliminate the time periods specified in this Section 7 with respect to particular Option grants.  However, no Incentive Stock Option may be exercised after the expiration of ten years from the date such option is granted.  If a Holder holding an Incentive Stock Option exercises such Option, by express permission of the Plan Administrator, after the expiration of the time periods specified in this Section 7, the Option will no longer be treated as an Incentive Stock Option under the Code and shall automatically be converted into a Nonqualified Stock Option.

7.9           Termination of Options.  Any portion of an Option that is not vested and exercisable on the date of termination of the Holder’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise.  In addition, to the extent that any Options of any Holder whose employment or services have terminated shall not have been exercised within the limited periods prescribed in this Section 7, the Options and all further rights to purchase shares pursuant to such Options shall cease and terminate at the expiration of such period.

SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1           Limitation on Amount of Grants to any one Holder.  To the extent that a Holder is granted Incentive Stock Options that in the aggregate (together with all other Incentive Stock Options granted by the Company or Subsidiaries to such Holder under this Plan and any other stock option plans of the Company) entitle the Holder to purchase, in any calendar year during which such Options first become exercisable, Common Stock having a Fair Market Value (determined as of the Grant Date) in excess of $100,000, such portion of the Options in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2           Grants to 10% Stockholders.  Incentive Stock Options may be granted to a person who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary only if (a) the exercise price per share shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date, and (b) the Option term shall not exceed five years from the Grant Date.  The determination of 10% ownership shall be made by the Plan Administrator in accordance with Section 422 of the Code.

8.3           Eligible Persons.  Only persons who are Employees may receive Incentive Stock Options.  Persons who are not Employees may not be granted Incentive Stock Options and will only be eligible to receive Nonqualified Stock Options.

8.4           Term.  The term of an Incentive Stock Option shall not exceed 10 years.

8.5           Exercisability.  To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination.  Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Holder’s reemployment rights are guaranteed by statute or contract.

8.6           Taxation of Incentive Stock Options.  In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for (a) at least two years after the Grant Date of the Incentive Stock Option and (b) at least one year from the date of exercise.  The Plan Administrator may require a Holder to give the Company prompt notice of any disposition of shares acquired upon exercise of an Incentive Stock Option which occurs prior to the expiration of such holding periods.  A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.

SECTION 9.  STOCK AWARDS

9.1           Grant of Stock Awards.  The Plan Administrator is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.  The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions, the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder’s services, and the purchase price, if any.

9.2           Issuance of Shares.  Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3           Waiver of Restrictions.  Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances (including the death or Disability of Holder, or material change in the Holder’s circumstances after the date of the Award) and subject to such terms and conditions (including forfeiture of the shares) as the Plan Administrator shall deem appropriate.

SECTION 10.  ASSIGNABILITY

No Option granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder’s lifetime, such Awards may be exercised only by the Holder.  Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 11.  ADJUSTMENTS

11.1          Adjustments Upon Changes in Capitalization. In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other similar change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities (but without any change in the aggregate price to be paid therefor). The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 11.1 but shall be governed by Section 11.2.

11.2         Adjustments upon a Corporate Transaction.  Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable.  Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation.  The determination of Award comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding.  All outstanding Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

11.3         Further Adjustment of Awards.  Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders.  The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4         No Fractional Shares.  In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

11.5         Determination of Plan Administrator to be Final.  All adjustments made pursuant to this Section 11 shall be made by the Plan Administrator and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

11.6         Limitations.  The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 12.  WITHHOLDING

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award.  Upon exercise of an Award, the Holder shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company all amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements.  Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.  The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Holder an amount equal to such taxes.  The Company may also deduct from any Award any other amounts due from the Holder to the Company or a Subsidiary.

SECTION 13.  SECURITIES REGULATIONS

13.1         Compliance with Laws.  Shares shall not be issued with respect to an Award granted under this Plan unless the adoption of this Plan, the grant and exercise of such Award and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange, national market system, over the counter system, or any electronic bulletin board, upon which the Common Stock may then be listed, quoted or traded, and shall further be subject to the approval of counsel for the Company with respect to such compliance.  Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.  In addition, notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders.

13.2         Representations by Holder.  With respect to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require the Holder to represent and warrant at the time of such exercise or receipt that the shares are being purchased or received only for Holder’s own account investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 13.1 above.  At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration.  The Plan Administrator may also require such other action or agreement by the Holder as may from time to time be necessary to comply with the federal and state securities laws.

13.3         No Registration Required.  The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.  The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 14.  AMENDMENT AND TERMINATION OF PLAN

14.1         Amendment of Plan.  The Board may modify or amend the Plan in such respects as it shall deem advisable or in order to conform to any changes in law or regulation applicable thereto, or in other respects; provided, however, that, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, the Board may not, without further approval by the stockholders of the Company, effect any amendment that will (a) increase the total number of shares as to which Awards may be granted under the Plan, (b) modify the class of persons eligible to receive Awards, or (c) change the terms of the Plan which causes the Plan to lose its qualification as an incentive stock option plan under Section 422(b) of the Code, or (d) otherwise require stockholder approval under any applicable law, regulation or rule of any stock exchange.

The Plan shall comply with the requirements of, and shall be operated, administered, and interpreted in accordance with, a good faith interpretation of Code Section 409A and Section 885 of the American Jobs Creation Act of 2004 (the “AJCA”) to the extent applicable.  If any provision of the Plan is inconsistent with the restrictions imposed by Code Section 409A, that provision shall be deemed to be amended to the extent necessary to reflect the new restrictions imposed by Code Section 409A.  Any Award granted under the Plan prior to issuance of definitive guidance from the Internal Revenue Service or the Department of Treasury with regard to any issue related to Code Section 409A shall be subject to the condition that the Plan Administrator may make such changes to the Award as necessary or appropriate in the Plan Administrator’s discretion to reflect the restrictions imposed by Code Section 409A, without the consent of the Participant.

14.2         Termination of Plan.  The Board may suspend or terminate the Plan at any time.  The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan’s adoption by the Board and approval by the stockholders.

14.3         Consent of Holder.  The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 15.  GENERAL

15.1         Award Agreements.  Each Award granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.  In addition, all such agreements evidencing Options shall include or incorporate by reference the following terms and conditions:  number of shares, exercise price, vesting schedule, term and termination.

15.2         No Rights to Continued Employment or Service.  Nothing in this Plan or any Award granted pursuant hereto, or any action of the Plan Administrator taken under the Plan, shall confer upon any Holder any right to be retained in the employment or service of the Company or any Subsidiary, or to remain a director thereof or a consultant thereto, or to interfere in anyway with the right of the Company or any Subsidiary, in its sole discretion, to terminate such Holder’s employment or service at any time or to remove the Holder as a director or consultant at any time.

15.3         No Rights as a Stockholder.  No Option shall entitle the Holder to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

15.4         No Trust or Fund.  The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.5         Severability.  If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 16.  EFFECTIVE DATE

This Plan shall become effective on the date of its adoption by the Board and Awards Options may be granted immediately thereafter, but no Option may be exercised under the Plan unless and until the Plan shall have been approved by the stockholders within 12 months after the date of adoption of the Plan by the Board of Directors.  If such approval is not obtained within such period the Plan and any Options granted shall be null and void.

Adopted by the Board of Directors on October 26, 2007, and approved by the Company’s stockholders on June 23, 2008.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

Date of Adoption/ Amendment/Adjustment	Section	Effect of Amendment	Date of Stockholder Approval

March 14, 2011	4.1 and 6.2	Increase number of total shares eligible for issuance and delete share limitation of IRC 162(m)